                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                                      Three Months Ended September 30,
                                                                     ----------------------------------
                                                                         1997                  1996
                                                                     ------------          ------------
                                                                           (Thousands of Dollars)
PRIMARY

Net income (loss)                                                    $      1,042          $    (16,603)
                                                                     ============          ============

Weighted average shares outstanding                                     9,787,751             9,620,771
                                                                     ============          ============

Net income (loss) per share                                          $        .11          $      (1.73)
                                                                     ============          ============

FULLY DILUTED

Net income (loss)                                                    $      1,042          $    (16,603)

ADD:
   Interest on 7% Convertible Subordinated Debentures, net
   of applicable income taxes                                                 207                   302
                                                                     ------------          ------------

Net income (loss) for fully diluted net income per share             $      1,249          $    (16,301)
                                                                     ============          ============

Weighted average number of shares used in calculating
  primary net income (loss) per share                                   9,787,751             9,620,771

ADD:
   Shares issuable upon conversion of 7% Convertible Sub-
   ordinated Debentures                                                   848,509               861,134

   Stock options                                                           33,144                    --
                                                                     ------------          ------------

Weighted average number of shares used in calculating fully
  diluted net income (loss) share                                      10,669,404            10,481,905
                                                                     ============          ============

Fully diluted net income (loss) per share                            $        .12          $      (1.56)
                                                                     ============          ============

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                                        Nine Months Ended September 30,
                                                                     -----------------------------------
                                                                         1997                    1996
                                                                     ------------           ------------
                                                                           (Thousands of Dollars)
PRIMARY

Net loss                                                             $     (3,956)          $    (17,256)
                                                                     ============           ============

Weighted average shares outstanding                                     9,697,554              9,567,918
                                                                     ============           ============

Net loss per share                                                   $       (.41)          $      (1.80)
                                                                     ============           ============

FULLY DILUTED

Net loss                                                             $     (3,956)          $    (17,256)

ADD:
   Interest on 7% Convertible Subordinated Debentures, net
   of applicable income taxes                                                 622                    791
                                                                     ------------           ------------

Net loss for fully diluted net income per share                      $     (3,334)          $    (16,465)
                                                                     ============           ============

Weighted average number of shares used in calculating
  primary net loss per share                                            9,697,554              9,567,918

ADD:
   Shares issuable upon conversion of 7% Convertible Sub-
   ordinated Debentures                                                   851,218                975,378

   Stock options                                                           11,048                    995
                                                                     ------------           ------------

Weighted average number of shares used in calculating fully
  diluted net loss per share                                           10,559,820             10,544,291
                                                                     ============           ============

Fully diluted net loss per share                                     $       (.32)          $      (1.56)
                                                                     ============           ============

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     ROY F. WESTON, INC.
                                     (Registrant)




Date: November 13, 1997                    By: s/William Robertson
                                              ----------------------------------
                                           William Robertson
                                           President and Chief Executive Officer
                                           (Duly Authorized Officer)





Date: November 13, 1997                    By: s/William G. Mecaughey
                                              ----------------------------------
                                           William G. Mecaughey
                                           Vice President and
                                           Chief Financial Officer
                                           (Chief Accounting Officer)